UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 14, 2025 (October 9, 2025)
WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)
9715 Businesspark Avenue, San Diego, California 92131
(Address of principal executive offices, with zip code)
(619) 275-1400
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director, Trevor I. Mihalik, and Decision Not to Stand for Re-Election; Reduction in Board Size
(b)    On October 9, 2025, Trevor I. Mihalik, a member of the Board of Directors (the “Board”) of WD-40 Company (the “Company”), notified the Board of his decision to resign and not stand for re-election from the Company’s Board, effective as of the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), which is currently scheduled for December 12, 2025. Mr. Mihalik’s decision to resign and not stand for re-election at the 2025 Annual Meeting was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Mihalik joined the Company’s Board in 2019 and currently serves as chair of the Finance Committee and as a member of the Corporate Governance Committee and the Audit Committee. Mr. Mihalik will continue to serve on the Board and such committees until the 2025 Annual Meeting.

Effective upon Mr. Mihalik’s resignation from the Board, the size of the Company’s Board will be reduced from 10 to 9 directors.

ITEM 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company

(Registrant)

Date: October 14, 2025	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev

Vice President, General Counsel and

Chief Compliance Officer